                            AMENDMENT NO. 2 TO THE
                               CREDIT AGREEMENT


                                                   Dated as of December 31, 1999

                  AMENDMENT NO. 2 TO THE CREDIT AGREEMENT among ACCURIDE DE MEXICO, S.A. DE C.V., a corporation organized and existing under the laws of the United Mexican States (the "BORROWER"), ACCURIDE CORPORATION, a Delaware corporation ("ACCURIDE") and CITIBANK MEXICO, S.A., GRUPO FINANCIERO CITIBANK (the "LENDER").

                  PRELIMINARY STATEMENTS:

                  (1) The Borrower and the Lender have entered into Credit Agreement dated as of July 9, 1998, as amended by Amendment No. 1 dated as of September 13, 1999 (such Credit agreement as so amended being the "CREDIT AGREEMENT"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

                  (2) The Lender has entered into the Participation Agreement with The Bank of Nova Scotia and Comerica Bank.

                  (3) Accuride has entered into the Parent Guaranty, the Completion Guaranty and the Pledge Agreement in favor of the Lender, and has entered into the Guarantor Credit Agreement with the financial institutions party thereto as Lenders, Citibank, N.A. as Issuing Bank, Citicorp USA, Inc. as Swing Line Bank, Citicorp USA, Inc., as administrative agent, and Salomon Smith Barney Inc., as arranger.

                  (4) The Borrower and Accuride have requested that certain covenants contained in the Credit Agreement be deleted by reason of the existence of corresponding covenants contained in the Guarantor Credit Agreement and have requested that the Lender amend the Credit Agreement to such effect.

                  (5) The Lender is, on the terms and conditions stated below, willing to grant such request.

                  SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

                  (a) The definition of "Applicable Margin" in Section 1.01 is amended to delete in its entirety the current definition and to substitute in place of such definition a new definition to read as follows:

                           "APPLICABLE MARGIN" means, for Advances outstanding
                  under each of the Term Facility and the Working Capital Facility and subject to the final paragraph of this definition, a percentage per annum determined by reference to the Performance Level as set forth for each such Facility below:


          =================================== ===================================== ================================
                  Performance Level                      Term Facility                 Working Capital Facility
          =================================== ===================================== ================================
                          I                                  1.500%                             1.125%
          =================================== ===================================== ================================
                          II                                 1.500%                             1.375%
          =================================== ===================================== ================================
                         III                                 1.750%                             1.625%
          =================================== ===================================== ================================
                          IV                                 2.000%                             1.875%
          =================================== ===================================== ================================
                          V                                  2.375%                             2.250%
          =================================== ===================================== ================================
                          VI                                 2.625%                             2.500%
          =================================== ===================================== ================================


                  For outstanding Advances under each of the Facilities, the Applicable Margin for each Advance shall be determined by reference to the Performance Level in effect on the first day of each Interest Period for such Advance. Changes in the Applicable Margin resulting from changes in the Performance Level shall become effective (for purposes of this definition only, the date of such effectiveness being the "EFFECTIVE DATE") as of the first day following the last day of the most recent Fiscal Quarter or Fiscal Year for which (A) financial statements are delivered to the Lender pursuant to Section 7(e)(ii) or (iii) of the Parent Guaranty and (B) a certificate of the chief financial officer of the Guarantor is delivered by the Guarantor to the Lender setting forth, with respect to such financial statements, the then-applicable Performance Level and the basis of the calculations therefor, and shall remain in effect until the next change to be effected pursuant to this definition; PROVIDED that, (i) if the Borrower shall have made any payments in respect of interest during the period (for purposes of this definition only, the "INTERIM PERIOD") from and including the Effective Date to the day on which any change in Performance Level is determined as provided above, then the amount of the next such payment of interest due by the Borrower on or after such day shall be increased or decreased by an amount equal to any underpayment or overpayment so made by the Borrower during such Interim Period and (ii) each determination of the Performance Level pursuant to this definition shall be made with respect to the Measurement Period ending at the end of the fiscal period covered by the relevant financial statements.

                           Anything in this definition or elsewhere in this
                  Agreement to the contrary notwithstanding, if the "Applicable Margin" at any "Performance Level" for "Eurodollar Rate Advances" outstanding under either (i) the "Term A Facility" or (ii) the "Revolving Credit Facility" under, and as defined in, the Guarantor Credit Agreement, is increased by any amendment or other modification to the Guarantor Credit Agreement, the corresponding Applicable

                  Margin under this Agreement shall be increased to be equal to the sum of such "Applicable Margin" as so increased plus 0.250% per annum, it being understood for purposes of determining the corresponding Applicable Margin under this Agreement, that the Applicable Margin for Advances outstanding under the Term Facility corresponds to the "Applicable Margin" for "Eurodollar Rate Advances" under the "Term A Facility" under, and as defined in, the Guarantor Credit Agreement, that the Applicable Margin for Advances outstanding under the Working Capital Facility corresponds to the "Applicable Margin" for "Eurodollar Rate Advances" under the "Revolving Credit Facility" under, and as defined in, the Guarantor Credit Agreement, and that the Performance Level I, Performance Level II, Performance Level III, Performance Level IV, Performance Level V and Performance Level VI under this Agreement correspond to "Performance Level I", "Performance Level II", "Performance Level III", "Performance Level IV", "Performance Level V" and "Performance Level VI", respectively, under and as defined in the Guarantor Credit Agreement. Any such increase in the Applicable Margin at any Performance Level for any outstanding Advance under this Agreement resulting from an increase of the corresponding "Applicable Margin" under and as defined in the Guarantor Credit Agreement shall become effective as of the effective date of such increase under the Guarantor Credit Agreement, and shall remain in effect until such Applicable Margin is further increased as a result of the further increase, if any, of the corresponding "Applicable Margin" under and as defined in the Guarantor Credit Agreement.

                  (b) The following new definitions are added in Section 1.01 in appropriate alphabetical order:

                      "AMENDMENT NO. 2" means Amendment No. 2 to the Credit
                  Agreement dated as of December 31, 1999 among the Borrower, Accuride and the Lender.

                      "MAJORITY LENDER PARTIES" means such number of Lender
                  Parties (excluding, for purposes of determining this number of consenting Lender Parties, any sub-participant) as shall hold those aggregate interests in the aggregate principal amount of the Advances outstanding or, if no Advances shall be outstanding, the total amount of the Commitments, as shall comprise a majority in interest in such aggregate principal amount of the Advances outstanding or the total amount of the Commitments, as applicable, such majority in interest to be determined in accordance with the second sentence of Section 6(b) of the Participation Agreement.

                      "PERFORMANCE LEVEL" means, in respect of Advances
                  outstanding under the Term Facility and the Working Capital Facility, Performance Level I, Performance Level II, Performance Level III, Performance Level IV, Performance Level V or Performance Level VI, as the context may require.

                  (c) Section 5.02(a) is amended (i) to delete immediately before the first proviso of clause (iv) thereof the phrase "in respect of Capital Expenditures permitted pursuant to section 5.02(o)" and (ii) to substitute therefor the phrase "in respect of Capital Expenditures permitted pursuant to the provisions of the Guarantor Credit Agreement."

                  (d) Section 5.02 is amended (i) to delete subsection (o) thereof and (ii) to reletter the existing subsection (p) thereof as subsection (o).

                  (e) Section 5.03(b) is amended (i) to delete the phrase "in any event within 45 days" in the first and second lines thereof and to substitute therefor the new phrase "in any event within 60 days", (ii) to delete the entire clause (ii) of Section 5.03(b) and the word "and" prior to such clause and (iii) to delete the numeral "(i)" in the fourth last line thereof.

                  (f) Section 5.03(c) is amended (i) to delete entire clause
         (ii) of Section 5.03(c) and (ii) to renumber the existing clause (iii) thereof as clause (ii).

                  (g) Section 5.04 is amended to delete in its entirety the current Section 5.04 and to substitute in place of such Section 5.04 a new Section 5.04 to read as follows:

                  "SECTION 5.04. FINANCIAL COVENANTS. So long as any Advance shall remain unpaid or the Lender shall have any Commitment hereunder, the Borrower will, within 90 days after either (i) any term, covenant or agreement contained in Section 5.02(j), 5.04(a), 5.04(b) or 5.04(c) of the Guarantor Credit Agreement shall be amended, deleted, waived, or otherwise modified without the consent of the Majority Lender Parties or (ii) the Guarantor Credit Agreement shall be discharged, refinanced, refunded or otherwise terminated, enter into an amendment with the Majority Lender Parties of Sections 5.02 and
5.04 of this Agreement to add back to this Agreement the terms, covenants and agreements deleted by Section 1(c), (d), (e), (f) and (g) of Amendment No. 2, with such changes to such terms, covenants and agreements as shall be mutually agreeable to the Borrower and the Majority Lender Parties, it being understood and agreed that, if the Borrower and the Majority Lender Parties shall not enter into such amendment within such 90 days, an Event of Default shall occur and be continuing hereunder pursuant to Section 6.02(c)."

                  (h) Section 6.02 is amended (i) to delete the punctuation "." at the end of subsection (r) thereof and to substitute therefor the new language "; or" and (ii) to add to the end of such Section 6.02 the following new subsection (s):

                           "(s) Accuride shall fail to perform or observe any
                  term, covenant or agreement contained in Section 5.02 (j),
                  5.04 (a), 5.04 (b) or 5.04 (c) of the Guarantor Credit Agreement."

                  SECTION 2. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date first above written when, and only when, the Lender shall have received (i) counterparts of this Amendment executed by the Borrower, Accuride and the Lender and (ii) counterparts of the Consent of Participants attached hereto executed by those Participants that shall hold, together with the interest of the Lender, a majority in interest in the aggregate principal amount of the Advances then outstanding.

                  SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

                  (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated in the recital of parties to this Amendment.

                  (b) The execution, delivery and performance by the Borrower of this Amendment are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene the Borrower's charter or by-laws, (ii) violate any Applicable Law or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award rendered or promulgated under or pursuant to such Applicable Law or (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other financial instrument, or any other material contract or agreement, binding on or affecting the Borrower, any of its Subsidiaries or any of their properties.

                  (c) No authorization or approval (including exchange control approval) or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Borrower of this Amendment.

                  (d) This Amendment has been duly executed and delivered by the Borrower. This Amendment is legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                  (e) There is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries, including, without limitation, any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment or any of the other Loan Documents, as amended hereby.

                  SECTION 4. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

                  (b) The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver of, or a consent from, any of the terms and conditions of any of the Loan Documents.

                  SECTION 5. ACCURIDE CONSENT. Accuride as Guarantor under the Completion Guaranty and the Parent Guaranty and as Pledgor under the Pledge Agreement hereby consents to this Amendment and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the Completion Guaranty, the Parent Guaranty and the Pledge Agreement are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

                  SECTION 6. COSTS AND EXPENSES. The Borrower agrees to pay on demand all costs and expenses of the Lender in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other documents to be delivered in connection herewith (including, without limitation, the reasonable fees and expenses of counsel for the Lender) in accordance with the terms of Section 7.04 of the Credit Agreement.

                  SECTION 7. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 8. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                       ACCURIDE DE MEXICO, S.A. DE C.V.


                                          By __________________________
                                          Name:
                                          Title:


                                       ACCURIDE CORPORATION


                                          By __________________________
                                          Name:
                                          Title:


                                       CITIBANK MEXICO, S.A., GRUPO
                                       FINANCIERO CITIBANK


                                          By __________________________
                                          Name:
                                          Title:

                                  CONSENT OF
                                 PARTICIPANTS

                         Dated as of December 31, 1999


                  Reference is made to the Amendment No. 2 to the Credit Agreement dated as of December 31, 1999 (the "AMENDMENT"; the terms defined in the Amendment or the Credit Agreement (as defined in the Amendment) being used herein as therein defined) among Accuride de Mexico, S.A. de C.V., a corporation organized and existing under the laws of the United Mexican States, Accuride Corporation, a Delaware corporation, and Citibank Mexico, S.A., Grupo Financiero Citibank (the "LENDER").

                  Each Participant named below as a party to a Participation Agreement with the Lender, hereby consents to the Amendment and hereby confirms and agrees that, notwithstanding the effectiveness of the Amendment, the Participation Agreement to which such Participant is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effective date of the Amendment, each reference in such Participation Agreement to the Credit Agreement, "thereunder," "thereof", "therein" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by the Amendment.

                  This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same Consent. Delivery of an executed counterpart of a signature page to this Consent by telecopier shall be effective as delivery of a manually executed counterpart of this Consent.

                  This Consent shall be governed by, and construed in accordance with, the law of the State of New York.


                                       THE BANK OF NOVA SCOTIA

                                       By __________________________
                                          Name:
                                          Title:


                                       COMERICA BANK

                                       By __________________________
                                          Name:
                                          Title: